SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2002

NETRATINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Hillview Court, Suite 300 Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 941-2900
(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

On May 7, 2002, NetRatings, Inc. (“NetRatings”) entered into an Agreement and Plan of Reorganization with ACNielsen eRatings.com (“eRatings”) and ACNielsen Corporation (“ACNielsen”), under which NetRatings acquired from ACNielsen the remaining 80.1% interest in eRatings not previously owned by NetRatings. Subsequently, Estancia Acquisition Corp., a wholly-owned subsidiary of NetRatings, was merged with and into eRatings (the “Merger”).

The Merger and the transactions associated therewith were described more fully in NetRatings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 15, 2002 (the “Quarterly Report”). NetRatings filed the Agreement and Plan of Reorganization with eRatings and ACNielsen as Exhibit 2.9 to the Quarterly Report, in addition to a series of agreements numbered Exhibit 4.3 and Exhibits 10.35 through and including 10.39, which are related both to the ongoing operations of eRatings and NetRatings’ relationship with ACNielsen, Nielsen Media Research, Inc. and VNU, N.V.

This Current Report on Form 8-K is being filed to include the required financial statements of the business acquired and pro forma financial information required under Item 7 of Form 8-K.

Item 7.    Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

The required financial statements of eRatings are filed as Exhibits 99.2, 99.3, and 99.4 hereto and are hereby incorporated by reference.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements, giving effect to NetRatings’ acquisition of ACNielsen’s 80.1% interest in eRatings, are filed as Exhibit 99.1 hereto and are hereby incorporated by reference.

(c)  Exhibits.

Exhibit Number	Exhibit Title

99.1	Unaudited Pro Forma Condensed Combined Financial Information for ACNielsen eRatings.com and NetRatings, Inc.

99.2	Audited Financial Statements of ACNielsen eRatings.com for the year ended December 31, 2001.

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99.3	Audited Financial Statements of ACNielsen eRatings.com for the year ended December 31, 2000 and the period from September 22, 1999 (inception) to December 31, 1999.

99.4	Unaudited Financial Statements of ACNielsen eRatings.com for the quarter ended March 31, 2002.

99.5	Consent of Independent Auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

By:	/S/ TODD SLOAN
Todd Sloan Executive Vice President for Corporate Development, Chief Financial Officer and Secretary

Date:  July 15, 2002

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